UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 19

Date of Report (Date of earliest event reported) June 9, 2006

Commission File Number   0-15949

BROADCASTER, INC.
(Exact name of registrant as specified in its charter)

California	94-2862863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

100 Rowland Way, Novato, CA	94945
(Address of principal executive offices)	(Zip code)

(415) 878-4000
(Registrant's telephone number including area code)

Item 2.01:  Completion of Acquisition or Disposition of Assets

On June 9, 2006 Broadcaster, Inc. (formerly, International Microcomputer Software, Inc.) sold substantially all of the assets used in the operation of the segment of our business referred to as the Precision Design Software Business. The assets were sold to IMSI Design, LLC, a California limited liability company (the "Purchaser") which was newly formed for the purpose of the acquisition.

In consideration for the transfer of the assets, the Purchaser paid $6,500,000 in cash, of which $500,000 was deposited in an escrow to back our representations and warranties in the sale Agreement, and the Purchaser delivered its promissory note, due July 3, 2006, in the principal amount of $1,500,000. In addition, the Purchaser assumed certain liabilities, and agreed to perform a number of contracts that were associated with the Precision Design Software Business.

Item 8.01:  Other Events.

On June 12 our trading symbol, formerly "IMSI", was changed to "BCSR" reflecting the recent change in our name to Broadcaster, Inc. We continue to trade under the new symbol on the Over the Counter Bulletin Board.

Item 9:  Financial Statements and Exhibits.

(b)  Pro Forma Financial Information:

The pro forma financial information required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable but no later than 75 days after the closing of the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCASTER, INC.

Dated: June 14, 2006

By: /s/ Martin Wade, II

Martin Wade, III
Director & Chief Executive Officer